UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 22, 2019

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)

2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)

Registrant’s telephone number, including area code:  (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

We, Georgia Power Company, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, doing business as Dalton Utilities (together, the Co-owners) are participating in the construction of two additional nuclear units at Plant Vogtle, Units No. 3 and No. 4. The Co-owners are parties to an ownership participation agreement that, along with other agreements, governs our participation in the two additional Vogtle units (collectively, as amended, the Joint Ownership Agreements).  The Co-owners have appointed Georgia Power as their agent for the additional Vogtle units.  Georgia Power has designated Southern Nuclear Operating Company, Inc. as its agent for licensing, engineering, procurement, contract management, construction and pre-operation services for Vogtle Units No. 3 and No. 4.

Georgia Power, acting for itself and as agent for the other Co-owners, has entered into (i) a services agreement with Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, Westinghouse), pursuant to which Westinghouse is providing facility design and engineering services (the Services Agreement) and (ii) a construction completion agreement with Bechtel Power Corporation, pursuant to which Bechtel serves as the primary contractor for the construction activities for Vogtle Units No. 3 and No. 4 (the Bechtel Agreement).

The information contained in Item 2.03 of this Current Report on Form 8-K regarding (i) the Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019 (the Amended Loan Guarantee Agreement), between us and the U.S. Department of Energy, acting by and through the Secretary of Energy, (ii) the Note Purchase Agreement, dated as of March 22, 2019 (the Note Purchase Agreement), among us, the Federal Financing Bank (FFB) and the Department of Energy, (iii) the Future Advance Promissory Note, dated March 22, 2019, made by us to FFB (the Additional FFB Note and together with the Note Purchase Agreement, the Additional FFB Credit Facility Documents), (iv) the Reimbursement Note, dated March 22, 2019, issued by us to the Department of Energy (the Additional Reimbursement Note), (v) the Seventy-Ninth Supplemental Indenture, dated as of March 1, 2019, between us and U. S. Bank National Association, as trustee (the Supplemental Indenture), which supplements the Indenture, dated as of March 1, 1997, between us and U.S. Bank National Association, as trustee, as amended and supplemented (the First Mortgage Indenture) and (vi) the Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement dated as of March 22, 2019 (the Amended Owner Direct Agreement and, together with the Amended Loan Guarantee Agreement, the Additional Reimbursement Note, the Additional FFB Credit Facility Documents and the First Mortgage Indenture, the Loan Documents), by and among Georgia Power, us, the Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia, which agreements have been filed with this current report as Exhibits 4.1 through 4.6 and 10.1, respectively, is incorporated into this Item 1.01.

Item 2.03.                            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the loan guarantee program established under Title XVII of the Energy Policy Act of 2005, we and the Department of Energy entered into a Loan Guarantee Agreement on February 20, 2014, pursuant to which the Department of Energy agreed to guarantee a $3.1 billion loan to us from the FFB (the Original Loan Guarantee).  Following the bankruptcy of Westinghouse in 2017, we and the Department of Energy amended the loan guarantee agreement to restrict further advances pending the satisfaction of certain conditions, including an amendment to the loan guarantee agreement.  In

September 2017, the Department of Energy issued a conditional commitment to us to guarantee an additional $1.6 billion of funding from the FFB.  On March 22, 2019, we and the Department of Energy entered into the Amended Loan Guarantee Agreement which increased the aggregate amount guaranteed by the Department of Energy to $4.7 billion and permits us to draw the remaining amount under FFB loans guaranteed by the Original Loan Guarantee.

The Additional FFB Credit Facility Documents, together with the FFB documents entered into in connection with the Original Loan Guarantee, provide for a multi-advance term loan facility (the Facility), under which we may make term loan borrowings from FFB.  Proceeds of advances made under the Facility are used to reimburse us for a portion of certain costs of construction relating to Vogtle Units No. 3 and No. 4 that are eligible for financing under the Title XVII loan guarantee program (Eligible Project Costs).  Borrowings under the Additional FFB Note may not exceed (i) $1.6 billion or (ii) an amount that, when aggregated with borrowings under the FFB notes guaranteed by the Original Loan Guarantee, equals 70% of Eligible Project Costs less the $1.1 billion guarantee payment we received from Toshiba Corporation in December 2017. Total borrowings under the Facility will not exceed $4.7 billion. As of March 15, 2019, we had borrowed $2.4 billion under the FFB notes guaranteed by the Original Loan Guarantee, which includes an advance of $585 million received on March 15, 2019.  We have no outstanding borrowings under the Additional FFB Note.

Under the Amended Loan Guarantee Agreement, we are obligated to reimburse the Department of Energy in the event it is required to make any payments to FFB under the guarantees of our FFB notes.  Our payment obligations to FFB under the Additional FFB Note and reimbursement obligations to the Department of Energy under the Additional Reimbursement Note are secured equally and ratably with all of our other notes and obligations issued under the First Mortgage Indenture, including the FFB notes and reimbursement notes we executed in connection with the Original Loan Guarantee, by a first mortgage lien on substantially all of our owned tangible and certain of our intangible property, including property we acquire in the future. The mortgaged property includes our owned electric generating plants, the wholesale power contracts with our members and some of our contracts that relate to the ownership, operation, construction or maintenance of electric generation facilities owned by us, including Vogtle Units No. 3 and No. 4.

Advances.  Advances under the Additional FFB Note may be requested on a quarterly basis through November 30, 2023, one year beyond the current anticipated commercial operation date of Vogtle Unit No. 4.

Future advances under the Facility are subject to satisfaction of customary conditions, as well as (i) certification of compliance with the requirements of the Title XVII loan guarantee program, (ii) accuracy of project-related representations and warranties, (iii) delivery of updated project-related information, (iv) no Project Adverse Event (as described below) having occurred or, if a Project Adverse Event has occurred, that Co-owners representing at least 90% of the ownership interests have voted to continue construction, have not deferred construction and we have provided the Department of Energy with certain additional information, (v) certification regarding Georgia Power’s compliance with certain obligations relating to the Cargo Preference Act, as amended, (vi) evidence of compliance with the applicable wage requirements of the Davis-Bacon Act, as amended, (vii) certification from the Department of Energy’s consulting engineer that proceeds of the advance are used to reimburse Eligible Project Costs and (viii) if either the Services Agreement or the Bechtel Agreement are terminated, or rejected in bankruptcy proceedings, the Department of Energy has approved the replacement agreement.

Pursuant to the Joint Ownership Agreements, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction, or can vote to suspend construction, if certain adverse events occur, including: (i) the bankruptcy of Toshiba Corporation; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement, the Bechtel Agreement or the agency agreement with Southern Nuclear; (iii) Georgia Power publicly announces its intention not to submit for rate recovery any portion of its investment in Vogtle Units No. 3 and No. 4 (or associated financing costs) or the Georgia Public Service Commission determines that any of Georgia Power’s costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates, excluding any additional amounts paid by Georgia Power on behalf of the other Co-owners pursuant to certain provisions of the Joint Ownership Agreements and the first 6% of costs during any six-month Vogtle construction monitoring report period that are disallowed by the Public Service Commission for recovery, or for which Georgia Power elects not to seek cost recovery, through retail rates or (iv) an incremental extension of one year or more over the most recently approved schedule (each, a Project Adverse Event).

Maturity, Interest Rate and Amortization.  The final maturity date for each advance under the Facility is February 20, 2044.  Interest is payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year.  Principal payments will begin on February 20, 2020.

All advances under the Additional FFB Note will bear a fixed interest rate through the final maturity date. The interest rate on each advance will equal the current average yield on U.S. Treasuries of comparable maturity at the time of the advance, plus a spread equal to 0.375%.

Covenants.  Under the Amended Loan Guarantee Agreement, we are subject to customary borrower affirmative and negative covenants.  In addition, we are subject to project-related reporting requirements and other project-specific affirmative covenants, including (i) compliance with the requirements of the Title XVII loan guarantee program, (ii) construction of Vogtle Units No. 3 and No. 4 in accordance with the requirements of the combined construction permits and operating licenses issued by the Nuclear Regulatory Commission, (iii) maintenance of rights to patents and technology necessary to construct and operate the additional Vogtle units, and (iv) compliance with the Foreign Corrupt Practices Act, as amended, certain anti-terrorism laws and the Davis-Bacon Act.  We are also subject to certain project-specific negative covenants, including (i) restrictions on transfer of our undivided ownership interest in Vogtle Units No. 3 and No. 4 prior to commercial operation of both units, (ii) agreeing to removal or replacement of Georgia Power or Southern Nuclear in their respective roles as agents for the Co-owners in connection with Vogtle Units No. 3 and No. 4 and (iii) certain amendments to the principal contracts relating to Vogtle Units No. 3 and No. 4. Under the Amended Loan Guarantee Agreement, we have to provide the Department of Energy with a notice and opportunity to object before we take certain actions, including, without limitation, (i) significant dispositions of assets pledged under the First Mortgage Indenture and (ii) changes to our wholesale power contracts with our members and the formulary rate contained in the wholesale power contracts.

Events of Default.  Under the Amended Loan Guarantee Agreement, we are subject to customary events of default, including the failure to make payments when due, bankruptcy/insolvency events, invalidity of the Department of Energy’s security interests or related loan agreements and breaches of representations and covenants.  In addition, any of (i) failure to make payments under the Bechtel Agreement, the Services Agreement or certain other agreements providing intellectual property rights for Vogtle Units No. 3 and No. 4, (ii) cross-payment default and cross-acceleration to certain other indebtedness, and (iii) failure to have contractual rights to at least two reloads of fuel assemblies and related rights to a core monitoring system that complies with the combined operating licenses, will trigger an event of default under the Amended Loan Guarantee Agreement.

The Amended Loan Guarantee Agreement also includes events of default specific to the Title XVII Loan Guarantee Program, including the failure of us, Georgia Power or Southern Nuclear to comply with Title XVII, the related Department of Energy regulations, other requirements of the Title XVII Loan Guarantee Program or other laws.

The Amended Loan Guarantee Agreement contains usual and customary notice and grace periods and remedies with respect to the occurrence of an event of default, except that our loan obligations, the Additional FFB Note and the Additional Reimbursement Note may only be accelerated as provided in the First Mortgage Indenture upon the occurrence of the limited events of default provided therein.

Alternate Amortization.  If certain events occur, at the Department of Energy’s option the FFB’s commitment to make further advances under the Facility will terminate and we will be required to repay the outstanding principal amount of all borrowings under the Facility over a period of five years, with level principal amortization.  These events include (i) abandonment of the Vogtle Units No. 3 and No. 4 project, including a decision by Georgia Power to cancel the project, (ii) cessation of the construction of Vogtle Units No. 3 and No. 4 for twelve consecutive months, (iii) termination of the Services Agreement or rejection of the Services Agreement in bankruptcy, if Georgia Power does not maintain access to certain related intellectual property rights, (iv) termination of the Services Agreement by Westinghouse or termination of the Bechtel Agreement by Bechtel, (v) delivery of certain notices by the Co-owners to the Department of Energy under the Amended Owner Direct Agreement of their intent to cancel construction of Vogtle Units No. 3 and No. 4 coupled with termination by the Co-owners of the Services Agreement or the Bechtel Agreement, (vi) failure of the Co-owners to enter into a replacement contract with respect to the Services Agreement or the Bechtel Agreement following the Co-owners’ termination of such agreement with the intent to replace it, (vii) the Department of Energy’s takeover of construction of Vogtle Units No. 3 and No. 4 pursuant to the terms of the Amended Owner Direct Agreement, (viii) the occurrence of any Project Adverse Event that results in a cancellation of the Vogtle Units No. 3 and No. 4 project or the cessation or deferral of construction beyond the periods permitted under the Amended Loan Guarantee Amendment, (ix) loss of or failure to receive necessary regulatory approvals under certain circumstances, (x) loss of access to intellectual property rights necessary to construct or operate Vogtle Units No. 3 and No. 4 under certain circumstances, (xi) our failure to fund our share of operation and maintenance expenses for Vogtle Units No. 3 and No. 4 for twelve consecutive months, (xii) change of control of Oglethorpe and (xiii) certain events of loss or condemnation. If we receive proceeds from an event of condemnation relating to Vogtle Units No. 3 and No. 4, such proceeds must be applied to immediately prepay outstanding borrowings under the Facility.

In the event that the Co-owners deliver to the Department of Energy a notice of their intent to terminate the Services Agreement or the Bechtel Agreement and not continue with construction of the Vogtle Units No. 3 and No. 4 project, the Department of Energy may elect to continue construction pursuant to the terms of the Amended Owner Direct Agreement.  In such event, the Department of Energy will have the right, subject to certain conditions including obtaining necessary Nuclear Regulatory Commission approvals, to assume our rights and obligations under the principal agreements relating to Vogtle Units No. 3 and No. 4 and to acquire all or a portion of our ownership interest in Vogtle Units No. 3 and No. 4.

Optional Prepayments. Following the end of the availability period for advances under the FFB notes, we may, without Department of Energy’s consent, voluntarily prepay all or any portion of the principal amount of any outstanding borrowings at any time. Under the FFB Credit Facility Documents, any payment of principal of an advance made prior to the date such payment is due in accordance with the amortization schedule for such advance will be subject to a make-whole premium or discount, as applicable.

Role of Third Parties. Compliance by one or more of Georgia Power and Southern Nuclear, in their roles as agent for the Co-owners, Bechtel, Westinghouse and certain of their affiliates, and the other Co-owners of Vogtle Units No. 3 and No. 4, with certain laws, including the Cargo Preference Act, the Davis-Bacon Act and certain foreign corrupt practices and anti-terrorism laws could affect our ability to obtain advances under the Facility or maintain compliance with the requirements of the Amended Loan Guarantee Agreement.  We have agreements with Georgia Power, Bechtel and Westinghouse to address certain of these conditions for advance and compliance matters.

The foregoing description of the Loan Documents, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Documents, which are attached hereto as Exhibits 4.1 through 4.6 and 10.1 and incorporated herein by reference.

The Loan Documents have been included as exhibits to provide investors and security holders with information regarding the terms of such agreements.  The Loan Documents are not intended to provide any other factual or financial information about us. The representations, warranties and covenants contained in the Loan Documents were made only for purposes of such agreements and are as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the parties thereto; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our business.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Loan Documents, which subsequent information may or may not be fully reflected in our public disclosures.

For additional information regarding Vogtle Units No. 3 and No. 4 and the Joint Ownership Agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Vogtle Units No. 3 and No. 4” in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

4.1	Note Purchase Agreement, dated as of March 22, 2019, between Oglethorpe, Federal Financing Bank and the United States Department of Energy.

4.2	Future Advance Promissory Note, dated March 22, 2019, in the face principal amount of $1,619,679,706, from Oglethorpe to Federal Financing Bank.

4.3	Amended and Restated Loan Guarantee Agreement, dated as of March 22, 2019, between Oglethorpe and the United States Department of Energy, acting by and through the Secretary of Energy.

4.4	Reimbursement Note, March 22, 2019, issued by Oglethorpe to the Department of Energy.

4.5

Indenture, dated as of March 1, 1997, made by Oglethorpe to SunTrust Bank, Atlanta, as trustee. (filed as Exhibit 4.8.1 to Oglethorpe’s Form 10-K for the fiscal year ended December 31, 1996, File No. 33-7591.)

4.6

Seventy-Ninth Supplemental Indenture, dated as of March 1, 2019, made by Oglethorpe to U.S. Bank National Association, as trustee, relating to the Future Advance Promissory Note and Reimbursement Note.

10.1

Amended and Restated Owners Consent to Assignment and Direct Agreement and Amendment to Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of March 22, 2019, by and among Georgia Power, Oglethorpe, Municipal Electric Authority of Georgia, MEAG Power SPVJ, LLC, MEAG Power SPVM, LLC, MEAG Power SPVP, LLC and the City of Dalton, Georgia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date: March 25, 2019	By:	/S/ MICHAEL L. SMITH
Michael L. Smith
President and Chief Executive Officer